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                                                                    Exhibit 5.1

                         [McGUIREWOODS LLP LETTERHEAD]
                                 July 23, 2001

Circuit City Stores, Inc.
9950 Mayland Drive
Richmond, Virginia 23233

                   Circuit City Stores, Inc. (the "Company")
                      Registration Statement on Form S-3
                          Registration No. 333-62962

Ladies and Gentlemen:

   We have advised the Company in connection with the Registration Statement on Form S-3 (Reg. No. 333-62962) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), the offer and sale of up to (i) 8,625,000 shares of Circuit City Stores, Inc.-- CarMax Group Common Stock, par value $.50 per share (the "CarMax Group Stock") and (ii) 8,625,000 Rights to Purchase Preferred Stock, Series F, par value $20.00 per share, attached in equal number to the shares of CarMax Group Stock ("CarMax Rights"). The Registration Statement also registers the following securities which are or may be issuable upon conversion of the CarMax Group Stock by the Company: (y) an indeterminate number of shares of Circuit City Stores, Inc.--Circuit City Group Common Stock, par value $.50 per share (the "Circuit City Group Stock") and (z) an indeterminate number of Rights to Purchase Preferred Stock, Series E, par value $20.00 per share, attached in equal number to the shares of Circuit City Group Stock ("Circuit City Rights").

   In rendering this opinion, we have examined such certificates of public officials, certificates of officers of the Company, documents and records of the Company (or copies of such documents and records certified to our satisfaction) and such other documents, certificates, records and papers as we have deemed necessary as a basis for such opinion. We assume for purposes of this opinion that prior to the issuance of the Circuit City Group Stock upon a conversion of the CarMax Group Stock, the Company takes all actions necessary to authorize such conversion (and the issuance of the Circuit City Group Stock in connection therewith) in accordance with the terms and provisions of the Amended and Restated Articles of Incorporation of the Company, as amended (the "Amended Articles"). We also assume for the purposes of this opinion that at the time of such conversion, the Company has a sufficient number of authorized but unissued shares of Circuit City Group Stock and, if Circuit City Rights are issuable in connection therewith, Series E Preferred Stock, respectively, to effect such conversion.

   Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

     1. The CarMax Group Stock has been duly authorized, and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     2. The Circuit City Group Stock has been duly authorized, and, if and when issued upon conversion of the CarMax Group Stock in accordance with the terms and provisions of the Amended Articles, will be validly issued, fully paid and nonassessable.

     3. All corporate action required under the laws of the Commonwealth of Virginia has been taken for the CarMax Rights, if and when issued pursuant to the terms and provisions of the Second Amended and Restated Rights Agreement, dated as of July 10, 2001 (the "Rights Agreement"), between the Company and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.), as rights agent, to be validly issued.
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     4. All corporate action required under the laws of the Commonwealth of
  Virginia has been taken for the Circuit City Rights, if and when issued pursuant to the terms and provisions of the Rights Agreement upon conversion of the CarMax Group Stock in accordance with the terms and provisions of the Amended Articles, to be validly issued.

   The opinions set forth in paragraphs 3 and 4 concerning the CarMax Rights and the Circuit City Rights, respectively, are limited to the valid issuance of the CarMax Rights and the Circuit City Rights under the Virginia Stock Corporation Act. In this connection, we have not been asked to, and accordingly do not, express any opinion herein with respect to any other aspect of the CarMax Rights or the Circuit City Rights, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the CarMax Rights or the Circuit City Rights, the enforceability of any particular provisions of the Rights Agreement, or the provisions of the Rights Agreement which discriminate among stockholders or among any series of stock.

   We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to references to us under the heading "Legal Matters" in the prospectus that is part of the Registration Statement, and in any amendment or supplement to the prospectus, and any related registration statements filed pursuant to Rule 462(b) under the Act. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ McGuireWoods LLP

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